Exhibit 4.3

FORM OF NOTE

[FORM OF FACE OF NOTE]

THIS NOTE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF MILESTONE PHARMACEUTICALS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 28, 2023.

Milestone Pharmaceuticals Inc.

6.0% Convertible Senior Secured Notes due 2029

Principal Amount $ [ ]

Milestone Pharmaceuticals Inc., a corporation existing under the Business Corporations Act (Québec), (the “Company”), promises to pay to [ ] or registered assigns, the principal amount of [add principal amount in words] $[ ], on March 31, 2029 (the “Maturity Date”).

Interest Payment Dates: March 31, June 30, September 30, and December 31 of each year, commencing June 30, 2023.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Milestone Pharmaceuticals Inc. has caused this instrument to be signed manually or electronically by one of its duly authorized Officers.

MILESTONE PHARMACEUTICALS INC.

By:

Name:

Title:

[FORM OF REVERSE OF NOTE]

Milestone Pharmaceuticals Inc.

6.0% Convertible Senior Secured Notes due 2029

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Note Purchase Agreement dated as of March 27, 2023 (the “Note Purchase Agreement”) by and among the Company, the Purchasers party thereto, and Acquiom Agency Services LLC, as collateral agent for the Purchasers, and reference is hereby made to the Note Purchase Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Note Purchase Agreement and this Note, the terms of the Note Purchase Agreement shall govern.

The Notes will bear cash interest at a rate of 6.0% per year until maturity (the “Cash Interest”) except as otherwise provided in Section 10.5(h). Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the Closing Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months. Interest will be paid quarterly in arrears on each Interest Payment Date. Notwithstanding the foregoing, until March 31, 2026, the Company may elect to defer payment of accrued but unpaid interest on the unpaid principal amount of the Notes and the amount of such deferred accrued but unpaid interest shall be added to the principal amount of the outstanding Notes (the “PIK Interest”). The Company shall be required to give written notice to the Principal Purchaser to elect no later than three (3) Business Days prior to each Interest Payment Date prior to the third anniversary of the Closing Date whether it shall pay Cash Interest or PIK Interest. If the Company fails to give timely written notice to elect a form of interest payment, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date. Any PIK Interest on the Notes will increase the principal amount of the Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). Any references to the principal amount of any Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear interest on such increased principal amount from and after the date of such increase. Notwithstanding anything to the contrary in this Note Purchase Agreement or the Notes, the payment of accrued and unpaid interest in connection with any redemption of the Notes pursuant to Section 10.5 or on the Maturity Date shall be made solely in cash.

This Note does not benefit from a sinking fund.

As provided in and subject to the provisions of the Note Purchase Agreement, upon the occurrence of a Fundamental Change the holder of this Note will have the right, at such holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1.00 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1.00 in excess thereof, into an amount of Common Shares and cash in lieu of fractional interests in Common Shares as determined in accordance with Article 4 of the Note Purchase Agreement. Accrued but unpaid interest on a Note will be paid in respect of Notes submitted for conversion in accordance with Section 4.3 of the Note Purchase Agreement.

As provided in and subject to the provisions of the Note Purchase Agreement, the Company has the right to redeem the Notes.

The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be effected under the Note Purchase Agreement at any time by the Company, the Principal Purchaser and the Requisite Purchasers. The Note Purchase Agreement also contains provisions permitting the Requisite Purchasers to waive certain past defaults under the Note Purchase Agreement and their consequences. Any such waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder of this Note shall not have the right to institute any proceeding with respect to the Note Purchase Agreement, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such holder shall have previously given the Principal Purchaser written notice of a continuing Event of Default with respect to the Note, Purchasers holding at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Principal Purchaser a written request that the Principal Purchaser pursue a remedy with respect to such Event of Default and offered the Principal Purchaser indemnity satisfactory to it, and the Principal Purchaser shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Requisite Purchasers a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, and the amount of Common Shares due upon conversion of this Note or after the respective due dates expressed in the Note Purchase Agreement.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of Common Shares due upon conversion of this Note at the time, place and rate, and in the coin and currency herein prescribed.

As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof. As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Notes are guaranteed as set forth in the Guarantee and Collateral Agreement.

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require proof of payment of any transfer tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Note Purchase Agreement shall have the meanings assigned to them in the Note Purchase Agreement. If any provision of this Note limits, qualifies or conflicts with a provision of the Note Purchase Agreement, such provision of the Note Purchase Agreement shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Milestone Pharmaceuticals Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (whose principal amount equals $1,000 or an integral multiple of $1.00 in excess thereof) below designated, into an amount of Common Shares and cash in lieu of fractional interests in Common Shares in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Note Purchase Agreement, if this notice is being delivered during the period after the Close of Business on a regular Record Date to the Open of Business on the Interest Payment Date corresponding to such regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any Common Shares is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Note Purchase Agreement.

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Fill in if a check is to be issued, or Common Shares or Notes are to be registered, otherwise than to or in the name of the registered holder of this Note.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:

Signature(s)

(Sign exactly as such Person’s name appears above)

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Milestone Pharmaceuticals Inc.

The undersigned registered owner of this Note hereby requests and instructs Milestone Pharmaceuticals Inc. to pay to the registered holder hereof, in accordance with the applicable provisions of the Note Purchase Agreement referred to in this Note, the Fundamental Change Purchase Price on the Fundamental Change Purchase Date pursuant to Section 10.1 of such Note Purchase Agreement.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,

hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The undersigned hereby certifies that such transfer complies with Section 13.3 of the Note Purchase Agreement.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in such Note, the undersigned confirms that such Note is being transferred:

To Milestone Pharmaceuticals Inc. or a subsidiary thereof; or

Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided that if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)